AGREEMENT FOR THE SALE AND
                            PURCHASE OF REAL PROPERTY


     THIS AGREEMENT FOR THE SALE AND PURCHASE OF REAL PROPERTY (the "Agreement"), made and entered into this 18th day of DECEMBER, 2002, by and between a group of individuals whose names are listed on Exhibit "A," attached hereto and incorporated herein by this express reference, operating a joint venture known as the CBG GROUP/FLINT RIVER NATIONAL BANK, as party of the first part (hereinafter referred to as "Purchaser") and HERITAGEBANK OF THE SOUTH, a federally-chartered mutual savings association, as party of the second part (hereinafter referred to as "Seller").

                                   WITNESSETH

     WHEREAS, Seller desires to sell and Purchaser desires to purchase certain real and personal property more particularly hereinafter described upon the terms and conditions hereinafter set forth; and

     WHEREAS, Purchaser has, prior to the execution of this Agreement, deposited with Seller the earnest money as hereinafter described; and

     WHEREAS, for purposes of this Agreement, the execution and delivery of the documents necessary to consummate the sales transaction contemplated hereby shall be referred to as the "Closing," and the date on which such documents are fully executed and delivered shall be referred to as the "Date of Closing."

     NOW, THEREFORE, for and in consideration of the covenants and agreements hereinafter set forth, the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

     1. Sale of Property. Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller, upon the terms and conditions hereinafter set forth, the following described items of real and personal property (hereinafter referred to as the "Property"):

         SEE EXHIBIT "B" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS EXPRESS REFERENCE THERETO FOR A LEGAL DESCRIPTION OF THE REAL PROPERTY AND DESCRIPTION OF THE PERSONAL PROPERTY, WHICH EXHIBIT IS BY THIS REFERENCE MADE A PART HEREOF.

     2. Earnest Money Deposit. Prior to the execution hereof, Purchaser has paid Seller the amount of $30,000.00 as earnest money, the receipt whereof is hereby acknowledged by Seller (the "Earnest Money"). Should the sale contemplated hereby not be closed on or before December 31, 2003, as hereinafter provided, the Purchaser shall pay to Seller an additional

$30,000.00 in earnest money, which shall also be considered to be part of the Earnest Money hereunder. All Earnest Money shall be retained by Seller, pending Closing or other disposition pursuant to the terms of this Agreement.

     3.   Purchase  Price  Prior  to  December  31,  2003.

     3.1 Purchase Price. The Purchaser shall purchase the Property under this Agreement for an aggregate purchase price of EIGHT HUNDRED THOUSAND and NO/100 DOLLARS ($800,000.00) (herein the "Purchase Price"), provided the Closing takes place on or prior to December 31, 2003.

     3.2 Purchase Price After December 31, 2003. If the Purchaser shall not close the purchase of the Property under this Agreement prior to December 31, 2003, the Purchaser shall, on or before December 31, 2003, pay to the Seller an additional $30,000.00, which shall become part of the Earnest Money hereunder. Additionally, after December 31, 2003, the Purchase Price shall increase to EIGHT HUNDRED THIRTY-TWO THOUSAND and NO/100 DOLLARS ($832,000.00) (hereinafter the "Delayed Purchase Price").

     3.3  Payment.

     (a) Purchaser shall receive a credit for the amount of the Earnest Money then paid at Closing; and

     (b) The balance of the Purchase Price or the Delayed Purchase Price, as the case may be, for the Property shall be paid by means of execution of a Promissory Note from the Purchaser, in favor of the Seller, in such amount, which Promissory Note shall be amortized at a variable rate equal to the prime rate of interest, as published in the Wall Street Journal, over a period of one hundred twenty (120) months (10 years) and payable in monthly installments computed in accordance with such an amortization. The Purchaser shall execute, in favor of the Seller, a Deed to Secure Debt, Security Agreement and, if necessary, financing statements, encumbering the Property which shall secure repayment of the balance of the Purchase Price, or the Delayed Purchase Price, as the case may be, to be financed by the Seller, and each of the individuals constituting the Purchaser shall be personally liable for such obligation. If requested by Seller, said individuals shall execute a personal guaranty of the Promissory Note to be executed in favor of the Seller to finance the balance of the Purchase Price due hereunder.

     3.4 Closing. The Closing shall take place no later than the earlier of thirty (30) days from the satisfaction, by Purchaser, of the conditions set forth in Section 4 below, or June 30, 2004, if the Buyer pays the additional Earnest Money as described in Section 3.2 above. If the additional Earnest Money described in Section 3.2 above is not paid on or before December 31, 2003, the final deadline for Closing shall be December 31, 2003. The Closing shall take place at a mutually agreeable place and time. At Closing, Seller shall deliver to Buyer: (a) a Closing Statement; (b) Limited Warranty Deed; (c) FIRPTA Affidavit (indicating that Seller is not a "foreign person" or "foreign corporation" as that term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986); (d) an Affidavit of Seller's Residence Regarding Georgia Withholding Tax establishing that Seller is exempt from the requirements of O.C.G.A. 48-7-128, the Georgia Withholding Statute (or Affidavit of Exemption or Affidavit of Seller's Gain, if withholding is required); (e) a transfer tax declaration form properly signed and executed by the Seller; (f) certification that the representations and warranties set forth in paragraph 5 are true and correct on the date of Closing and (g) an Owner's Affidavit, reasonably satisfactory to Buyer and the Title Company. The representations and warranties shall merge into the deed and shall not survive the Closing.

     4. Conditions to Determine Date of Closing. The following conditions shall dictate when the Date of Closing shall occur:

     (a) The Purchaser intends to utilize the Property as a location for the operation of a commercial bank. Between the date of execution of this Agreement and the Date of Closing, the Purchaser shall utilize its best efforts to obtain all necessary regulatory approval for the creation and operation of a commercial banking concern on the Property, culminating in the issuance of a charter from the appropriate authority for operation of a banking institution. The issuance of such a charter shall be the date from which the thirty (30) day period between the satisfaction of conditions to the setting of the Date of Closing and the date upon which the Closing shall take place shall be computed.

     (b) In any event, regardless of whether such a charter has been obtained, the Purchaser shall be obligated to close the purchase transaction anticipated hereby no later than June 30, 2004, if the additional Earnest Money provided for by Section 3.2 is paid, or December 31, 2003 if the additional Earnest Money provided for by Section 3.2 is not paid.

     5. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as of the date hereof that:

     (a) Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option to any other person or entity to purchase the Property.

     (b) To Seller's knowledge, after reasonable inquiry, the Property complies with, conforms to and obeys all laws, ordinances, rules, regulations, and requirements existing on the date of Closing of all governmental authorities or agencies having jurisdiction over the Property, and any requirement contained in any hazard insurance policy covering the Property or board of fire underwriters or other body exercising similar functions which are applicable to the Property or to any part thereof or which are applicable to the use or manner of use, occupancy, possession or operation of the Property.

     (c) Seller has not received notice of and is not aware of any suits, judgments, or violations relating to or at the Property of any zoning, building, fire, health, pollution, environmental protection, or waste disposal ordinance, code, law or regulation which has not been heretofore corrected; that there is no suit or judgment presently pending or threatened in writing, which would create a lien upon the Property in the hands of Purchaser after Closing; and Seller shall give prompt notice to Purchaser of any such suit or judgment filed, entered or threatened in writing prior to Closing.

     (d) There are no pending, no threatened in writing, or contemplated eminent domain proceedings affecting the Property or any part thereof and Seller shall give prompt notice to Purchaser of any such proceedings which occur or are threatened prior to Closing.

     (e) To the best of Seller's knowledge, there are no pending or no contemplated changes in the present status of zoning of the Property, and Seller shall give prompt notice to Purchaser of any such proposed changes of which Seller is aware prior to the Closing.

     (f) The Seller is not involved in any bankruptcy, reorganization or insolvency proceeding.

     (g) All taxes, assessments, water charges and sewer charges affecting the Property or any part of either thereof accrued or due and payable at the time of the Closing shall have been paid. All special assessments which are or will become a lien known to the Seller at the time of Closing on the Property thereon or any part thereof shall also have been paid and discharged whether or not payable in installments.

     (h) Seller has no actual knowledge and has received no written notice of the existence of any environmental contamination or any areas for the generation, storage, or disposal of any hazardous substances or waste on the Property, including without limitation, any crude oil or any derivative thereof.

     (i) Seller has not caused any hazardous waste to be placed, held, located, released, or disposed of on, under or at the Property, or any part thereof, in violation of law, and the Property has never been used by Seller as a dump site or storage site for any hazardous material.

     (j) Seller has no actual knowledge and has received no written notice that there have been in the past or are presently any petroleum storage tanks located on the Property.

     (k) There are no contracts, leases or agreements providing for the management, repair, leasing, development, or operation of the Property or otherwise relating to the Property that would extend beyond Closing, except as otherwise stated in this Agreement.

     (1) There are no leases or other agreements which restrict or encumber the Property that would extend beyond Closing.

     6. Objections to Title. Purchaser shall have until thirty (30) days prior to Closing to object to any defect in Seller's title to said Property which would result in the inability to obtain title insurance with respect to the Property under an ALTA Owner's Policy, Form B, issued by First American Title Company at regular rates. Seller shall, at or prior to Closing, pay all taxes and assessments which constitute a lien upon the Property (other than those not then due and payable) and pay any indebtedness secured by the Property. Seller shall have the right, but not the obligation, to cure all other valid title objections at or prior to the Closing. In the event that such title exceptions cannot be cured within the permitted time period, or if Seller elects not to cure them, then, at the option of Purchaser, either (A) the Earnest Money shall be paid to Purchaser and this Agreement shall immediately terminate, or (B), the purchase and sale of the Property shall be closed without any reduction in price or any liability on the part of Seller, and such title exceptions as could not be or were not cured within the permitted time period shall be deemed Permitted Title Exceptions. The Seller shall give notice to the Purchaser, not less than ten (10) days prior to the deadline for Closing, that Seller is unable or unwilling to cure any such title exceptions and the Purchaser shall have until the Date of Closing in which to elect the option provided for in this Section 6.

     7. Conditions to Seller's Obligation to Sell the Property. Seller shall not be required to sell the Property unless, to Seller's satisfaction, exercised in its sole but reasonable discretion, all the terms, covenants, and conditions of this Agreement to be complied with and performed by Purchaser prior to or at Closing hereof shall have been duly complied with and performed.

     8.  Title  and  Conveyance.

     8.1 Real Property. Title to the Real Property shall be good and marketable, free and clear of all liens and encumbrances, and other title objections (as defined herein), except for those Permitted Title Exceptions as set forth on Exhibit "C" attached hereto and incorporated herein by this reference, and such
------------
title shall be insurable under an ALTA Owner's Policy, Form B, Amended 1992, as aforesaid by First American Title Insurance Company at regular rates.

     8.2 Survey. Purchaser may, at Purchaser's option and expense, caused to be conducted and prepared a survey of the Property, which survey shall be completed with a copy furnished to Seller, no later than thirty (30) days prior to the date set for Closing. If such a survey is prepared, Seller shall separately execute, and deliver to Purchaser at Closing, a Quit Claim Deed containing the legal description of the Property derived from such survey.

     8.3 Compliance with Laws. Seller is not subject to any judgment, order, writ, injunction, or decree that adversely affects, or might in the future reasonably be expected to adversely affect any of the personal property.

     8.4 Brokers and Finders. Neither Seller nor Purchaser has incurred any obligation or liability to any party for any brokerage fees, agent's commissions, or finder's fees in connection with the transactions contemplated hereby. Each party agrees to indemnify and hold the other party harmless against any claims regarding a brokerage fee or commission arising from a breach of the foregoing representation.

     9.  Covenants  of  Purchaser.

     9.1 Execution and Delivery. No consent, approval, authorization, or action by any third party or by any court, administrative agency, or other governmental authority is required in connection with the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated herein, the absence of which would have a material adverse effect on the consummation of the transactions contemplated herein.

     9.2 Correctness of Representations. No representation or warranty of Purchaser in this Agreement or in any Exhibit attached hereto or furnished to Seller hereunder contains any untrue statement of fact or omits to state any fact necessary in order to make the statements contained herein not materially misleading.

     10. Closing Costs. Seller shall pay any State and local transfer taxes assessed in connection with the Closing, the recording fees for the limited warranty deed, the legal fees of its own counsel, and the cost of preparation and recording of any "title clearance" documentation. Purchaser will pay all other closing costs, including, but not limited to, recording charges, copying charges, the legal fees of its own counsel, premiums for any title insurance policy obtained with respect to the Property, the cost of any survey prepared with respect to the Property and the like.

     11. Prorations, Utilities, Taxes. All taxes and utilities pertaining to the Property shall be prorated as of the Date of Closing, with the Purchaser to be responsible for all such charges accrued after the Date of Closing.

     12. Inspection Period and Access to Property. Immediately upon execution of this Agreement and continuing until fifteen (15) days prior to Closing, Purchaser and Purchaser`s agents, shall have the right, at Purchaser's sole expense, during normal and reasonable hours, to inspect the Property, including the improvements and fixtures, including, but not limited to, surveys, structural building inspections, equipment and utility inspections including HVAC, telephone, water and gas, and agrees to indemnify Seller against any claims arising as a result of Purchaser or Purchaser's agents or employees traversing the Property for the aforesaid purposes. Seller shall maintain Property in as good of condition pending Closing as at the time of execution of this Agreement, normal wear and tear excepted.

     13. Disclaimer. In light of the fact that Purchaser has ample opportunity to inspect and examine the Property, PURCHASER SHALL ACQUIRE THE PROPERTY IN AN "AS IS" AND "WHERE IS" CONDITION, WITH ALL FAULTS, WHETHER KNOWN OR UNKNOWN, AND WITHOUT ANY WARRANTIES, OF ANY TYPE OR DESCRIPTION, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     14. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first class registered or certified mail, return receipt requested, first class postage prepaid, or by facsimile, as follows:

     As  to  Seller:

     Ms.  Tammy  Burdette
     HeritageBank  of  the  South
     Post  Office  Box  50728
     Albany,  Georgia  31702
     Tel:  (229)  878-3325
     Fax:  (229)  888-8386

     With  copy  to:

     James H. Moore, III, Esq.
     Moore, Clarke, DuVall & Rodgers, P.C.
     Post Office Drawer 71727
     Albany, Georgia  31708
     Tel:  (229) 888-3338
     Fax:  (229) 888-1191
     E-mail:  jmoore@mcdr-law.com
              -------------------

     As  to  Purchaser:

     Joe Bostick, Jr.
     Licensed Real Estate Broker
     Route 2, Box 547
     Camilla, Georgia  31730

     Lee H. Williams
     Licensed Real Estate Agent
     Post Office Box 567
     Pelham, Georgia  31779

     Tom Pinson
     Post Office Box 70
     Baconton,  Georgia  31716

     16. Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective successors and permitted assigns, to the same extent as if specified at length throughout this Agreement. This Agreement may not be assigned by Purchaser except to a legal entity created by the Purchaser to carry out the banking operations which the Purchaser anticipates undertaking upon the Property after Closing.

     17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

     18.  Time  of  the  Essence.  Time  is  of  the  essence of this Agreement.

     19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Georgia.

     20. Prior Discussions and Amendments. This Agreement supersedes all prior discussions and agreements between Seller and Purchaser with respect to the conveyance of the Property and all other matters contained herein and constitutes the sole and entire agreement between Seller and Purchaser with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and signed by both Seller and Purchaser.

     21. Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation hereof.

     22. Defaults. In the event Seller defaults in the performance of any of its obligations under this Agreement and fails to cure such default within five (5) days after written notice of such default is provided by the Purchaser (or before Closing, whichever first occurs), or any representation or warranty is untrue, then the Purchaser shall be entitled to the immediate reimbursement of its Earnest Money paid in full, and shall also retain all other remedies available under applicable Georgia law. In the event that the purchase and sale contemplated hereby is not closed by reason of Purchaser's inability, failure or refusal to perform any of Purchaser's obligations hereunder, the Earnest Money then held by Seller shall be paid to Seller as fixed and full liquidated damages, and Seller hereby agrees that Purchaser shall have no further liability hereunder or by reason of Purchaser's breach hereof. Purchaser and Seller recognize that it would be difficult to ascertain the actual damages suffered by Seller as a result of such failure to close, it being specifically acknowledged and agreed by Seller and Purchaser that such liquidated damages are reasonable.

     23. Condemnation. In the event that any action or proceeding is filed (or notice of such action or proceeding given) under which the Property, or any part thereof may be taken under the right of eminent domain, then, at the option of Purchaser, either (A) Seller shall pay the applicable Earnest Money and all interest accumulated thereon to Purchaser and this Agreement shall immediately terminate and neither party hereto shall have any further rights or obligations with respect thereto, or (B) the purchase and sale contemplated hereby shall be closed as provided herein except that Seller shall at the applicable Closing assign to Purchaser all of Seller's interest in any proceeds received or which may be received by reason of such taking and Purchaser shall take title to the Property subject to such condemnation proceedings.

     24. Casualty. In the event that all or any portion of the Buildings are damaged by fire or other casualty, then, at the option of Purchaser, either (A) the applicable Earnest Money and all interest accumulated thereon shall be paid to Purchaser and this Agreement shall immediately terminate and neither party hereto shall have any further rights or obligations with respect thereto, or (B) the purchase and sale contemplated hereby shall be closed as provided herein except that Seller shall at the applicable Closing assign to Purchaser all of Seller's interest in any and all insurance proceeds received or receivable by reason of such casualty. Seller shall, pending Closing, maintain hazard and casualty insurance with respect to the Property in an amount at least equal to the purchase price hereunder, with not greater than a $5,000.00 deductible.

     25. Arbitration. Any disputes arising pursuant to the terms of this Agreement shall be submitted to binding arbitration, in accordance with the Georgia Arbitration Code, utilizing the rules governing arbitration proceedings prescribed by the American Arbitration Association for commercial disputes. The site of any proceedings conducted with respect to such arbitration shall be at a mutually agreeable location in Albany, Dougherty County, Georgia. The decision reached as a result of such arbitration proceedings shall be final and binding upon the parties hereto and may be entered as a final judgment in any court of competent jurisdiction.

     26. Expiration. If this Agreement is not executed by Seller and Purchaser on or before 5:00 p.m., January 20, 2003, Eastern Standard Time, this Agreement shall be null and void and shall have no force and effect, and neither Seller nor Purchaser shall have any further obligations hereunder. The effective date of this Agreement shall be the date upon which the latter of Seller or Purchaser executes this Agreement.

Date executed by Purchaser:                 PURCHASER:
                                            CBG GROUP/FLINT RIVER NATIONAL
  January 17, 2003                          BANK
------------------------------------------

/s/ Tom Pinson                      (SEAL)  /s/ Joe B. Bostick, Jr.           (SEAL)
-------------------------------             ---------------------------------
TOM PINSON                                  JOE B. BOSTICK, JR.

/s/ Phyllis Parks Hydrick           (SEAL)  /s/ Robert Lee Bostick            (SEAL)
-------------------------------             ---------------------------------
PHYLLIS PARKS HYDRICK                       ROBERT LEE BOSTICK

/s/ Mark Wheeler Briggs             (SEAL)  /s/ Brent Walden Collins          (SEAL)
-------------------------------             ---------------------------------
MARK WHEELER BRIGGS                         BRENT WALDEN COLLINS

/s/ Jerry Kennedy                   (SEAL)  /s/ Donald R. Anderson            (SEAL)
-------------------------------             ---------------------------------
JERRY KENNEDY                               DONALD R. ANDERSON

/s/ Robert Wade Hutson, III         (SEAL)  /s/ Michael Garwood Briggs        (SEAL)
-------------------------------             ---------------------------------
ROBERT WADE HUTSON, III                     MICHAEL GARWOOD BRIGGS

/s/ Taylor D. Bankston              (SEAL)  /s/ Lee H. Williams               (SEAL)
-------------------------------             ---------------------------------
TAYLOR D. BANKSTON                          LEE H. WILLIAMS

                                    (SEAL)                                    (SEAL)
-------------------------------             ---------------------------------
CHARLES M. JONES III                        LARRY WILLSON

Signed, sealed and delivered
in the presence of:
/s/ signed
-------------------------------
Unofficial Witness                                    As To Taylor D. Bankston
                                                      /s/ Linda P. Cox
                                                      ------------------------
/s/ Taylor D. Bankston                                Notary Public
-------------------------------
Notary Public
My Commission Expires: April 24, 2004
                       ----------------
       [NOTARIAL SEAL]


                                        9

Date executed by Seller:                    SELLER:


-------------------------------
                                            HERITAGEBANK OF THE SOUTH,
                                            a federally-chartered mutual savings association

                                            By:
                                               ----------------------------
                                            Its:
                                               ----------------------------
                                            Title:
                                               ----------------------------
                       [CORPORATE SEAL]

                                            Attest:
                                               ----------------------------
                                            Its:
                                               ----------------------------
                                            Title:
                                               ----------------------------

Signed, sealed and delivered
in the presence of:

------------------------------
Unofficial Witness


------------------------------
Notary Public

My Commission Expires:
                      ----------------------
         [NOTARIAL SEAL]